EXHIBIT 10.1

NOTE EXCHANGE AGREEMENT

THIS NOTE EXCHANGE AGREEMENT (this “Agreement”), is made and entered into effective as of February 25, 2014, by and between TX Holdings, Inc., a Georgia corporation (“Company”), and William L. Shrewsbury (“Note Holder”).

WITNESSETH:

WHEREAS, Company and Note Holder, the Chairman and Chief Executive Officer of Company, are executing and delivering this Agreement in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2 under the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act; and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, Company shall issue to Note Holder, as provided herein, and Note Holder shall acquire from Company a Consolidated Secured Promissory Note of Company in the principal amount of $2,000,000 (the “Exchange Note”) in the form attached as Exhibit A hereto in replacement of, and to effect the consolidation of, the following indebtedness due from Company to Note Holder: (i) the principal due under the Revolving Promissory Demand Note issued by Company to Note Holder on April 30, 2012 (the “Revolving Note”), in the amount of $1,062,000 and accrued but unpaid interest thereunder as of January 31, 2014, in the amount of $168,904.51, (ii) the principal due under the 10% Promissory Note issued by Company to Note Holder effective February 27, 2009 (the “10% Note”), in the amount of $289,997 and accrued but unpaid interest thereunder as of January 31, 2014, in the amount of $93,252.33, and (iii) $385,845.88 of the non-interest bearing advances previously made by Note Holder to  Company and outstanding as of January 31, 2014 (the “Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged by the parties, Company and Note Holder hereby agree as follows:

1.           Closing.  The “Closing” of the Exchange and issuance of the Exchange Note shall occur contemporaneously with the execution of this Agreement or such later date as the parties shall mutually agree in writing (the date of such Closing, the “Closing Date”).  At Closing and as a condition thereto and the issuance of the Exchange Note, Note Holder shall deliver to Company the original Revolving Note and 10% Note whereupon such notes shall be cancelled and of no further force and effect.  As soon as practicable following the Closing Date, Company shall use its best efforts to purchase, obtain and secure (subject to Note Holder being able to meet applicable insurance underwriting requirements) one or more key man life insurance policies in the aggregate amount of $2,000,000 (or such lesser amount as the parties shall mutually agree) on the life of Note Holder (“Key Man Policy”) to cover repayment by Company of amounts due under the Exchange Note in the event of Note Holder’s death.  Further, following the Closing Date and immediately following Company’s purchase of the Key Man Policy, Company and Note Holder shall promptly enter into a security agreement or other appropriate agreement (“Security Agreement”) pursuant to which the death benefit proceeds to be received by Company under such Key Man Policy upon the death of Note Holder shall be subject to a first priority security interest of Note Holder and his estate or otherwise exclusively designated or set aside for the purpose of repaying the Exchange Note.

2.           Note Holder Representations, Warranties and Agreements.  Note Holder hereby represents, warrants and agrees with the Company that:

 (a)           Authorization and Power.      Note Holder has the requisite power and authority to enter into and perform this Agreement and to acquire the Exchange Note.   This Agreement, the Exchange Note, and the Security Agreement (the Exchange Note and the Security Agreement, the “Transaction Documents”) have been or will be duly authorized and executed and when delivered by Note Holder will constitute valid and binding obligations of Note Holder, enforceable against Note Holder in accordance with the terms thereof.

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 (b)           No Conflicts.      The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation by Note Holder of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Note Holder is a party, or (ii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Note Holder or his properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Note Holder).  Note Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for him to execute, deliver or perform any of his obligations under this Agreement or the Transaction Documents nor to acquire the Exchange Note in accordance with the terms hereof and thereof, provided that for purposes of the representation made in this sentence, Note Holder is assuming and relying upon the accuracy of the relevant representations and agreements of Company herein.

 (c)           Information Regarding Company.  Note Holder has been furnished with or has had access at the EDGAR Website of the Securities and Exchange Commission (“SEC”) to Company’s Form 10-K for the fiscal year ended September 30, 2013, and to Company's other filings made with the SEC which are available at the Edgar Website.  In addition, Note Holder may have received in writing from Company such other information concerning its operations, financial condition and other matters as Note Holder has requested in writing and considered all factors Note Holder deems material in deciding on the advisability of investing in the Exchange Note.

 (d)           Information Regarding Note Holder.  Note Holder is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and has such knowledge and experience in financial, tax and other business matters as to enable Note Holder to utilize the information made available by Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed Exchange, which represents a speculative investment.  Note Holder has the authority and is duly and legally qualified to purchase and own the Exchange Note.  Note Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  Note Holder agrees to provide Company with such information reasonably required from time to time for Company to comply with Company’s regulatory filing requirements.

 (e)           Purchase of Exchange Note.  On the Closing Date, Note Holder will acquire the Exchange Note as principal for his own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

 (f)           Compliance with Securities Act.  Note Holder understands and agrees that the Exchange Note has not been registered under the Securities Act or any applicable state securities laws, by reason of its issuance by Company in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Note Holder contained herein), and that the Exchange Note must be held indefinitely by Note Holder unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

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                                 (g)           Exchange Note Legend.  The Exchange Note shall bear the following or similar legend:

“THIS CONSOLIDATED SECURED PROMISSORY NOTE HAS NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THIS CONSOLIDATED SECURED PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE ACT, THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS.”

 (h)           No Governmental Review.  Note Holder understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Exchange or the suitability of Note Holder’s investment in the Exchange Note, nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Note.

 (i)            Waiver of Prior Defaults; Release of Claims. Effective through the date hereof, Note Holder hereby waives any and all prior events of default under the terms of the Revolving Note and 10% Note and releases Company from any and all claims related thereto or thereunder.

 (j)           Accuracy of Representations.  Note Holder represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Note Holder otherwise notifies Company prior to the Closing Date, shall be true and correct as of the Closing Date.

3.         Company Representations, Warranties and Agreements.  Company represents and warrants to and agrees with Note Holder that:

 (a)           Due Incorporation.   Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect.

 (b)           Authority; Enforceability.  This Agreement, the Transaction Documents and any and all other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (including but not limited to the Security Agreement) have been (or, with regard to the Security Agreement to be entered into by the parties, will be) duly authorized, executed and delivered by the Company and are (or will be) valid and binding agreements of Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  Company has full corporate power and authority necessary to enter into and deliver this Agreement and the Transaction Documents and to perform its obligations thereunder.

 (c)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over Company, or any of its affiliates, or Company's shareholders is required for the execution by Company of this Agreement or the Transaction Documents and compliance and performance by Company of its obligations under this Agreement and under the Transaction Documents, including, without limitation, the issuance of the Exchange Note except as may be required under Company’s Business Loan Agreement, dated November 7, 2012, with Home Federal Savings and Loan Association (“Home Federal Loan”).   No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by Company in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing Date and will, in the case of filings, be made within the time prescribed by law.

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 (d)           The Securities.  The Exchange Note upon issuance:

(i)           is, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws; and

(ii)           has been, or will be, duly and validly authorized and on the date of issuance of the Exchange Note.

 (e)          Accuracy of Representations and Warranties.  Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless Company otherwise notifies Note Holder prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if any such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

 (f)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

4.         Covenants and Agreements of the Company.  Company covenants and agrees with Note Holder as follows:

 (a)           Negative Covenants.  So long as the Exchange Note is outstanding, without the consent of Note Holder, Company and its officers and directors will not, directly or indirectly:

(i)          amend its Articles of Incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of Note Holder;

(ii)         repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its shares of common stock, no par value per share, or other equity securities other than to the extent permitted or required under this Agreement and the Transaction Documents;

(iii)        prepay or redeem any financing related debt or past due obligations or securities, or past due obligations (except (A) with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of Company’s business and (B) with respect to amounts due pursuant to the Home Federal Loan);

(iv)        liquidate, merge, consolidate, or sell all or substantially all its assets with or to any other entity, except for a migratory merger with a wholly-owned subsidiary the result of which does not change the relative ownership or rights of the Note Holder under the Exchange Note; and

 (b)           Key Man Policy.      Following purchase of the Key Man Policy and at all times thereafter, Company shall promptly pay all premiums due to the insurance company issuer(s) of such policy.  In the event Company determines it is unable to pay such premiums at any time, Company shall immediately notify Note Holder whereupon Note Holder shall have the right (but not the obligation) to pay such premiums on behalf of Company and seek and obtain reimbursement thereof from Company.

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5.           Miscellaneous.

 (a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: TX Holdings, Inc., 12080 Virginia Blvd., Ashland, Kentucky  41102, Attention:  Chief Executive Officer, facsimile number: (606) 929-5727, and (ii) if to the Note Holder, to: William L. Shrewsbury, _________________________, _________.

 (b)           Entire Agreement; Assignment.  This Agreement and the Transaction Documents and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither Company nor Note Holder has relied on any representations not contained or referred to in this Agreement, the Transaction Documents and the documents delivered herewith.  No right or obligation of the Company shall be assigned without prior notice to and the written consent of Note Holder.

 (c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement and the Transaction Documents may be executed by facsimile signature and delivered by electronic transmission.

 (d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky without regard to principles of conflicts of laws of such state.  References in this Agreement and the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.   The parties to this Agreement and the Transaction Documents hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and Transaction Documents referred to herein or delivered in connection herewith on behalf of Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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 (e)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

 (h)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

TX HOLDINGS, INC.

By:	/s/ Jose Fuentes

Its:	Chief Financial Officer

WILLIAM L. SHREWSBURY

Signed:	/s/ William L. Shrewsbury

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